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INVESCO PREMIER PORTFOLIO FUND                                  SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:  8/31/2017
FILE NUMBER :       811-5460
SERIES NO.:         1

72DD.                       1  Total income dividends for which record date
                               passed during the period. (000's Omitted)
                               Investor Class                     $     246
                            2  Dividends for a second class of open-end
                               company shares (000's Omitted)
                               Institutional Class                $   6,532
                               Private Investment                 $      --
                               Personal Investment                $      --
                               Reserve Class                      $      --
                               Resource Class                     $      --

73A. Payments per share outstanding during the entire current period: (form nnn.nnnn)
                            1  Dividends from net investment income
                               Investor Class                     $  0.0078
                            2  Dividends for a second class of open-end
                               company shares (form nnn.nnnn)
                               Institutional Class                $  0.0078
                               Private Investment                 $  0.0049
                               Personal Investment                $  0.0029
                               Reserve Class                      $  0.0010
                               Resource Class                     $  0.0064

74U.                        1  Number of shares outstanding (000's Omitted)
                               Investor Class                        30,037
                            2  Number of shares outstanding of a second class
                               of open-end company shares (000's Omitted)
                               Institutional Class                  683,340
                               Private Investment                        10
                               Personal Investment                       10
                               Reserve Class                             10
                               Resource Class                            10

74V.                        1  Net asset value per share (to nearest cent)
                               Investor Class                     $    1.00
                            2  Net asset value per share of a second class of
                               open-end company shares (to nearest cent)
                               Institutional Class                $    1.00
                               Private Investment                 $    1.00
                               Personal Investment                $    1.00
                               Reserve Class                      $    1.00
                               Resource Class                     $    1.00